SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

MARIMBA, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25683		77-0422318
(Commission File Number)		(IRS Employer Identification No.)

	440 Clyde Avenue, Mountain View, CA	94043

	(Address of principal executive offices)	(Zip Code)

(650) 930-5282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 28, 2004, Marimba, Inc. entered into a definitive agreement (the “Merger Agreement”) to be acquired by BMC Software, Inc. The merger is structured as a reverse triangular merger between Marimba and a wholly-owned subsidiary of BMC Software, with Marimba surviving the merger and becoming a wholly-owned subsidiary of BMC Software. This transaction will be taxable to Marimba stockholders.

Under the terms of the Merger Agreement and subject to the conditions thereof, BMC Software will acquire each issued and outstanding share of Marimba common stock for $8.25 per share in cash. In addition, BMC Software will assume Marimba’s outstanding and unexercised employee stock options and convert them into options to purchase common stock of BMC Software based on a conversion ratio derived from the purchase price per share.

Marimba’s directors and certain of its largest stockholders have agreed to vote their shares, collectively constituting approximately 12% of Marimba’s outstanding stock, in favor of the merger and against any proposal made in opposition to or in competition with the merger.

The consummation of the merger is subject to the approval of the Marimba stockholders, receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities, and other closing conditions. Dates for closing the merger and for the Marimba stockholder meeting to vote on the merger have not yet been determined.

The foregoing description is not a description of all of the material terms of the transaction. You should read the Merger Agreement, a copy of which is attached as an exhibit to this report, for a more complete understanding of the transaction.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Exhibit Title

99.1	Agreement and Plan of Merger, dated as of April 28, 2004, by and among BMC Software, Inc., Malta Merger Subsidiary, Inc. and Marimba, Inc.

99.2	Press Release dated April 29, 2004.

Item 12. Results of Operations and Financial Condition.

On April 29, 2004, Marimba issued a press release announcing its financial results for the first quarter ended March 31, 2004. A copy of the press release issued by Marimba concerning the foregoing final results is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

The information in this Item 12 and Exhibit 99.3 attached hereto are being “furnished” hereunder and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference into any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2004	MARIMBA, INC.

	By:	/s/ ANDREW CHMYZ
Andrew Chmyz,
Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Agreement and Plan of Merger, dated as of April 28, 2004, by and among BMC Software, Inc., Malta Merger Subsidiary, Inc. and Marimba, Inc.

99.2	Press Release dated April 29, 2004.

99.3	Press Release dated April 29, 2004.